SALOMON BROTHERS VARIABLE SERIES FUND
10F-3 REPORT
October 1, 1998 through June 30, 1999


		Trade					Purchase		% of
Issuer		Date	Selling Dealer			Amount
	Price	Issue

Conoco		10/21/98	Morgan Stanley Dean Witter		$23,133,400	$23.00
	0.53%

Conoco		10/21/98	Morgan Stanley Dean Witter		23,133,400	23.00
	0.53

MONY Group	11/10/98	Goldman Sachs			1,175,000	23.50	0.44

NTL 7% Conv.
Notes due 2008	12/11/98	Donaldson Lufkin Jenrette		5,325,000
	100.00	1.07

NTL 7% Conv.
Notes due 2008	12/11/98	Donaldson Lufkin Jenrette		5,325,000
	100.00	1.07

Pepsi Bottling	3/30/99	Merrill Lynch			11,504,600	23.00
	0.580

Pepsi Bottling 	3/30/99	Merrill Lynch			11,504,600	23.00
	0.580

Goldman Sachs	5/3/99	Goldman Sachs			25,175,000	53.00	0.79

Goldman Sachs	5/3/99	Goldman Sachs			25,175,000	53.00	0.79

Lattitude		5/6/99	First Boston			633,600		12.00
	1.76

Barnes & Noble	5/25/99	Goldman Sachs			415,800
	18.00	0.09

DLJ Direct	5/25/99	Donaldson Lufkin Jenrette		10,432,000	20.00
	3.48

Interpublic Group	5/26/99	Morgan Stanley			74,716,200
	83.018	0.29

Azurix		6/10/99	Merrill Lynch			9,397,400	19.00	1.35